Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Daybreak Oil and Gas, Inc., (the "Company") on Form 10-KSB for the period ending February 28, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Eric L. Moe, Chief Executive Officer of Daybreak Oil and Gas, Inc. Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  June 13, 2006

By /s/  ERIC L MOE

Eric L. Moe, Chief Executive Officer